EXHIBIT 10.1

ESCROW AGREEMENT

This Escrow Agreement (“Escrow Agreement”) is made and entered into as of this 29th day of December, 2006, by and among Sun American Bancorp., a Delaware corporation (“SAB”), Sun American Bank, a Florida commercial banking association (“SB”), Beach Bank, a Florida chartered commercial bank (“BB”), Michael Kosnitzky, in his capacity as the Shareholder Representative for BB and the shareholders of BB (the “Shareholder Representative”) and as Trustee pursuant to that certain Liquidating Trust Agreement dated as of November 17, 2006 with BB (“Liquidating Trust”), and Northern Trust, NA, a national association and its successors in interest and assigns (the “Escrow Agent”).

BACKGROUND

A.

Pursuant to that certain Asset Acquisition and Assumption Agreement dated as of May 17th, 2006 (the “Purchase Agreement”) by and among SAB, SB and BB, BB has agreed to sell substantially all of its assets and SB has agreed to purchase substantially all of BB’s assets and assume substantially all of the liabilities of BB in exchange for the payment of consideration in SAB Common Stock.

B.

Pursuant to the Purchase Agreement and in connection with the consummation of the transactions contemplated by the Purchase Agreement, SAB, SB and BB have agreed to establish the Escrow Fund to be maintained and dealt with by the Escrow Agent according to the terms and conditions set out in this Escrow Agreement.

C.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

D.

All references to BB hereunder shall also be references to the Liquidating Trust.  The parties agree that to the extent BB is liquidated or otherwise ceases to exist, the Liquidating Trust shall have all of the rights and shall assume all of the obligations of BB under this Escrow Agreement.  All instructions, notices or consents to be delivered by either BB or the Liquidating Trust hereunder shall be provided by the Shareholder’s Representative.

E.

The foregoing statements and recitals are made by the parties hereto other than the Escrow Agent.

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

INTERPRETATION

1.1

Definitions - The following terms, when used herein, shall have the following meanings:

“Authorized Person” means a person authorized to give instructions, directions, certifications, notice or any other communication to the Escrow Agent hereunder on behalf of SAB, as contemplated by Section 4.1 herein;

“Business Day” means a day, other than a Saturday or Sunday or a statutory holiday, on which the Escrow Agent is open for business in the City of Miami, Florida;

“Claim”  shall have the meaning set out in Section 3.1 of this Escrow Agreement.

“Closing” means the time on the Closing Date (as defined in the Purchase Agreement) at which the transactions contemplated by the Purchase Agreement are consummated;

“D&O Insurance” shall have the meaning set out in Section 4.2 of this Escrow Agreement;”

“Dispute Notice” shall have the meaning set out in Section 3.1(b) of this Escrow Agreement;

“Escrow Fund” at any time means (i) the Escrow Shares deposited hereunder with the Escrow Agent, as adjusted pursuant to Section 2.13(g) of the Purchase Agreement, less any amounts, if any, disbursed by the Escrow Agent pursuant to the provisions of this Escrow Agreement; and (ii) any proceeds from the sale of Escrow Shares pursuant to the provisions of this Escrow Agreement;

“Escrow Shares” means Two Million Seven Hundred and Sixty Seven Thousand Seven Hundred and Fifty Seven (2,767,757) shares of SAB Common Stock represented by four (4) separate stock certificates issued in the name of BB and deposited with Escrow Agent hereunder pursuant to Section 2.4 of the Purchase Agreement;

“Fees & Expenses” shall have the meaning set out in Section 4.2 of this Escrow Agreement;

“Modification” shall have the meaning set out in Section 4.6 of this Escrow Agreement;

“Notice” shall have the meaning set out in Section 5.2 of this Escrow Agreement;

“Reduction Date 1” shall have the meaning set out in Section 3.1(c)(i) of this Escrow Agreement;

“Reduction Date 2” shall have the meaning set out in Section 3.1(c)(ii) of this Escrow Agreement;

“Reduction Date 3” shall have the meaning set out in Section 3.1(c)(iii) of this Escrow Agreement;

“Reduction Dates” shall have the meaning set out in Section 3.1(d) of this Escrow Agreement;

“Release Date” shall have the meaning set out in Section 3.1(a) of this Escrow Agreement;

“Resolution” shall have the meaning set out in Section 3.1(b) of this Escrow Agreement;

“SAB Losses” shall have the meaning set out in Section 11.1 of the Purchase Agreement;

“Shareholder Representative” shall mean Michael Kosnitzky, or in his absence or upon his resignation, George Scholl, acting in accordance with Section 11.5 of the Purchase Agreement;

“Successor Escrow Agent” shall have the meaning set out in Section 4.5(d) of this Escrow Agreement;

1.2

Gender and Number - Words importing the singular include the plural and vice versa; and words importing gender include all genders.

1.3

Headings - Article and Section headings contained in this Escrow Agreement are included solely for convenience, are not intended to be full or accurate descriptions of content and shall not affect the construction or interpretation of this Escrow Agreement.

1.4

Applicable Law - This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

ARTICLE 2

ESTABLISHMENT OF ESCROW

2.1

Designation of Escrow Agent – BB, the Liquidating Trust, SB and SAB hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to act, as escrow agent pursuant to the terms and conditions of this Escrow Agreement.

2.2

Deposit - The parties hereto acknowledge and agree that at Closing, SAB deposited the Escrow Shares with the Escrow Agent and the Escrow Agent hereby acknowledges receipt of the Escrow Shares and agrees that it will deal with and dispose of the Escrow Fund according to the terms and conditions of this Escrow Agreement. The certificates representing the Escrow Shares shall be endorsed in blank by BB for transfer or accompanied by a separate stock power executed in blank by BB for transfer, and held by the Escrow Agent pursuant to the terms and conditions of this Escrow Agreement.  The Escrow Fund shall be held by the Escrow Agent in the State of Florida.  Any cash that forms part of the Escrow Fund shall be invested by the Escrow Agent in accordance with the written instructions of the Shareholder Representative; provided, however, that such investments shall be limited to (i) money market funds; (ii) AAA rated investments; (iii) government securities; or (iv) any other investment that SAB and the Shareholder Representative agree upon.

2.3

Issuances or Distributions in Respect of Escrow Shares - The Escrow Shares, together with all certificates, options, rights and other distributions issued in respect of or in exchange for or on account of any Escrow Shares or any additional securities or interests delivered in respect of the Escrow Shares during the term of this Escrow Agreement (excluding cash dividends, but including without limitation, any securities issued on or in exchange for any Escrow Shares as a result of any stock dividend, recapitalization, stock split-up, consolidation of shares, reclassification, merger, or consolidation or reorganization of SAB) and all proceeds of the foregoing (due to any redemption, call or other acquisition thereof) shall be delivered to the Escrow Agent and shall form part of the Escrow Fund.  Any and all cash dividends paid on account of the Escrow Shares shall not form part of the Escrow Fund and shall be distributed to the Liquidating Trust pursuant to the instructions of the Shareholder Representative as soon as practicable after payment thereof.

2.4

Ownership of Escrow Shares; Voting Rights - BB is the legal and beneficial owner of the Escrow Fund, including the Escrow Shares and all distributions of dividends made in respect thereof (subject to the provisions of this Escrow Agreement), and shall have all voting rights and privileges with respect to the Escrow Shares in the manner set forth in the Liquidating Trust and Section 6.1 hereof.

2.5

Sale of Escrow Shares.  Notwithstanding anything else contained in this Escrow Agreement or the Purchase Agreement, the parties hereto agree that the Shareholder Representative, on behalf of BB, has the right to sell the Escrow Shares at any time, subject to applicable securities laws, if any, by providing written instructions to the Escrow Agent, provided that any proceeds from such sales

shall be held and distributed by Escrow Agent in accordance with this Escrow Agreement.   The Escrow Agent shall provide prior written notice of any such sale to SAB.

ARTICLE 3

DISBURSEMENT OF ESCROW FUNDS

3.1

Claim on Escrow Fund -

(a)

If a claim for indemnification for SAB Losses is made pursuant to Article XI of the Purchase Agreement on or prior to the date that is 48 months from the Closing Date (the “Release Date”), SAB shall send to the Shareholder Representative and the Escrow Agent, on or prior to the Release Date, a written request (the “Claim”) to disburse part or all of the Escrow Fund to it.  The Claim shall specify the amount of the Claim (which shall represent a bona fide amount estimated by SAB, acting reasonably, due and owing to it pursuant to the indemnity provisions of the Purchase Agreement) against BB, the basis of the Claim, and the manner of the disbursement of the Escrow Shares to be disbursed based upon the claim procedure set out in Article XI of the Purchase Agreement.

(b)

Upon the receipt by the Escrow Agent of a Claim on or prior to the Release Date, the Escrow Agent shall deal with the Escrow Fund in the following manner: if the Escrow Agent receives a written response from the Shareholder Representative within ten (10) Business Days of its receipt of a Claim which accepts the Claim, the Escrow Agent shall disburse to SAB, from the Escrow Fund, Escrow Shares (or the cash equivalent) having a value equal to the amount set forth in such Claim within five (5) Business Days after the Escrow Agent receives the notice of acceptance.  If the Escrow Agent does not receive the written notice of acceptance from the Shareholder Representative within ten (10) Business Days from the receipt of the notice of Claim by the Shareholder Representative, the Shareholder Representative is deemed to have accepted the Claim and the Escrow Agent shall disburse to SAB, from the Escrow Fund, Escrow Shares (or the cash equivalent) having a value equal to the amount set forth in such Claim within five (5) Business Days after the expiration of the said ten (10) Business Days.  If the Escrow Agent receives a written notice from the Shareholder Representative disputing all or any portion of the Claim (the “Dispute Notice”), within the said ten (10) Business Days, the Escrow Agent shall not disburse the amount in dispute until either (i) the Escrow Agent receives a certified copy of a final decision of an arbitrator in respect of the amount in dispute, or (ii) if applicable, the Escrow Agent receives a certified copy of a judgement in respect of the amount in dispute issued by a court of competent jurisdiction and a certificate from each of the Shareholder Representative and SAB indicating that all rights of appeal have expired and no appeal has been filed or there is no further right to appeal the judgement, or (iii) the Escrow Agent receives a joint written direction with respect to the settlement of the amount in dispute signed by an Authorized Person of SAB and the Shareholder Representative (each of the writings referenced in (i), (ii) and (iii) above shall be referred to herein as a “Resolution”).  Within five (5) Business Days of the receipt of a Resolution, the Escrow Agent shall disburse to SAB from the Escrow Fund, Escrow Shares (or the cash equivalent) having a value equal to the amount set forth in such Resolution.

(c)

Limitation of Claims.  Notwithstanding anything to the contrary set forth herein, the liability of BB pursuant to Article XI of the Purchase Agreement shall be limited in dollar amount to:

(i) 75% of the Acquisition Transaction Consideration for Claims made during the period commencing on the Closing Date and ending on the six month anniversary of the Closing Date (“Reduction Date 1”);

(ii) 50% of the Acquisition Transaction Consideration for Claims made during the period commencing on the date immediately following Reduction Date 1 and ending on the one year anniversary of the Closing Date (“Reduction Date 2”);

(iii) 25% of the Acquisition Transaction Consideration for Claims made during the period commencing on Reduction Date 2 and ending on the eighteenth month anniversary of the Closing Date (“Reduction Date 3” and collectively with Reduction Date 1 and Reduction Date 2, the “Reduction Dates”);  and

(iv) 10% of the Acquisition Transaction Consideration for Claims made during the period commencing on Reduction Date 3 and ending on the four year anniversary of the Closing Date.

(d)

Reduction Dates.

(i)

Within five (5) Business Days after each Reduction Date the Escrow Agent shall reduce the balance of the Escrow Fund accordingly and distribute the appropriate amount of Escrow Shares (or the cash equivalent) to the Liquidating Trust, pursuant to the instructions of the Shareholder Representative and the terms and conditions herein.

(ii)

If, on or prior to a Reduction Date, there is an unaccepted, disputed or unresolved Claim, the amount of Escrow Shares representing the unaccepted, disputed or unresolved Claim shall be retained by the Escrow Agent until an acceptance (actual or deemed) or a Resolution has been received by the Escrow Agent with respect to such Claim and the Escrow Agent shall not reduce the Escrow Fund by the amount of such Claim until such time as there is an acceptance (actual or deemed) or a Resolution received by the Escrow Agent.

(e)

Sole and Exclusive Source of Funds. The parties acknowledge and agree that the Escrow Fund is the sole and exclusive source of funds for satisfaction of SAB Losses, regardless of whether the amount of the SAB Losses exceed the Escrow Fund.  In connection with any distribution to SAB hereunder, the Escrow Agent shall distribute to SAB certificate(s) representing the number of Escrow Shares (or the cash equivalent) whose value is equal to the amount set forth in the Resolution or Claim, as the case may be.  The value of the Escrow Shares to be distributed shall be based on the average daily trading price of SAB common stock on the AMEX or other trading market for the ten (10) trading days prior to the distribution.

(f)

Acquisition Transaction Consideration.   In the event that a downward  adjustment to the Acquisition Transaction Consideration is required pursuant to the provisions of Section 2.13 of the Purchase Agreement, the Escrow Agent shall release to SAB the number of Escrow  Shares (or the cash equivalent) specified in:

(i)   the joint written instructions to the Escrow Agent signed by SAB and the Shareholder Representative;  or

(ii)  the written decision of an Uninterested Accounting Firm, as defined in the Purchase Agreement, pursuant to the provisions of Section 2.13(e) and 2.13(g) of the Purchase Agreement, in such case, SAB and the Shareholder Representative shall notify the Escrow Agent that the relevant accounting firm is an “Uninterested Accounting Firm.”

3.2

Escrow Termination; Disbursements Upon Termination - This Escrow Agreement shall terminate and cease to be of any further force and effect as follows,

(a)

If, on or prior to the Release Date, the Escrow Agent has not received a Claim pursuant to Section 3.1 hereof or a request for reimbursement pursuant to Section 4.2 hereof, this Escrow Agreement shall terminate and the Escrow Agent shall distribute to the Liquidating Trust, pursuant to the instructions of the Shareholder Representative, the entire Escrow Fund within five (5) Business Days after the Release Date.  This Escrow Agreement shall terminate on the date the Escrow Funds are distributed to the Liquidating Trust.

(b)

If, on or prior to the Release Date, the Escrow Agent has received a Claim or Claims and such Claims have been accepted by the Shareholder Representative or resolved by Resolutions and the Escrow Fund or part thereof has been distributed to SAB accordingly, the Escrow Agent shall distribute the balance of the Escrow Fund to the Liquidating Trust, pursuant to the instructions of the Shareholder Representative, within five (5) Business Days after the Release Date. This Escrow Agreement shall terminate on the date the balance of the Escrow Funds are distributed to the Liquidating Trust.

(c)

If a disputed or unresolved Claim exists on the Release Date, the Escrow Agent shall retain the Escrow Fund representing such disputed and unresolved Claim until a Resolution has been received by the Escrow Agent with respect to such Claim and the Escrow Agent shall disburse the Escrow Fund according to the Resolution.  To the extent any balance remains in the Escrow Fund following the distribution specified in the Resolution, the Escrow Agent shall distribute the balance of the Escrow Fund to the Liquidating Trust, pursuant to the instructions of the Shareholder Representative, within five (5) Business Days after the receipt of such Resolution.  This Escrow Agreement shall terminate upon the distribution of the Escrow Fund, in accordance with this Section 3.2(c).

(d)

If the Escrow Agent deposits the Escrow Fund with a court of competent jurisdiction pursuant to Section 4.6 hereof.

ARTICLE 4

THE ESCROW AGENT

4.1

Authorized Person - SAB shall file with the Escrow Agent a certificate of incumbency setting forth the name of the individual(s) authorized to give instructions, directions, and certifications and notices to the Escrow Agent on its behalf (each such person shall be referred to herein as an “Authorized Person” of SAB), together with a specimen signature of such person(s), and the Escrow Agent shall be entitled to rely on the latest certificate of incumbency filed with it.  The Shareholder Representative shall file with the Escrow Agent a certificate of incumbency setting forth his specimen signature, and the Escrow Agent shall be entitled to rely on the latest certificate of incumbency filed with it.

The Escrow Agent shall be fully protected in acting and relying upon any instrument, direction, certificate or notice reasonably believed by it, acting in good faith, to be genuine and to have been signed by the Authorized Person of SAB and/or the Shareholder Representative, and the Escrow Agent shall be under no duty to make investigations or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained for the purpose of this Escrow Agreement.

4.2

Fees and Expenses –

(a)

SAB and BB shall pay to the Escrow Agent such reasonable remuneration for its services as described in Exhibit A attached hereto, together with all out-of-pocket costs, charges and expenses properly incurred by the Escrow Agent in connection with performing its duties under this Escrow Agreement, including the reasonable fees of any counsel reasonably retained by the Escrow Agent pursuant to Section 4.4 (the “Fees & Expenses”).  SAB on the one hand and BB on the other hand shall be responsible for one-half (1/2) of the Fees & Expenses.  Notwithstanding the prior sentence, as an administrative convenience, SAB shall pay to the Escrow Agent all Fees & Expenses hereunder (including BB’s portion of such Fees & Expenses).  SAB shall request reimbursement from the Escrow Agent for BB’s portion of such Fees & Expenses from the cash portion of the Escrow Fund with a written request to the Escrow Agent and notice to the Shareholder Representative of such request.  Within five (5) Business Days after receipt by the Escrow Agent of the written request for reimbursement, the Escrow Agent shall disburse to SAB the funds so requested from the cash portion of the Escrow Fund.

(b)

In addition to the Fees & Expenses stated in (a) above, SAB shall purchase Directors and Officers Liability Insurance (“D & O Insurance”) coverage for the former members of the Board of Directors of BB as determined by such former directors acting as a group, relating to any prior claims based on their services as directors of BB.  The premium for the D & O Insurance shall be paid by SAB and SAB shall request reimbursement from the Escrow Agent for such premium from the cash portion of the Escrow Fund with a written request to the Escrow Agent and notice to the Shareholder Representative of such request.  Within five (5) Business Days after receipt by the Escrow Agent of the written request for reimbursement, the Escrow Agent shall disburse to SAB the funds so requested from the cash portion of the Escrow Fund.

(c)

In addition, to (a) and (b) above, any fees, costs and expenses of the Uninterested Accounting Firm, pursuant to the provisions of Section 2.13(e) of the Purchase Agreement, attributable to BB shall be subject to SAB’s reimbursement from the cash portion of the Escrow Fund.  SAB shall request reimbursement from the Escrow Agent for BB’s portion of such fees, costs and expenses from the cash portion of the Escrow Fund with a written request to the Escrow Agent and notice to the Shareholder Representative of such request.  Within five (5) Business Days after receipt by the Escrow Agent of the written request for reimbursement, the Escrow Agent shall disburse to SAB the funds so requested from the cash portion of the Escrow Fund.

(d)

With respect to (a), (b) and (c) above, if there is insufficient cash in the Escrow Fund to pay for (1) BB’s portion of Fees & Expenses, (2) the premium for the D & O Insurance, or (3) the fees, costs and expenses of the Uninterested Accounting Firm, then the Escrow Agent is hereby directed, upon notice by SAB to the Escrow Agent and to the Shareholder Representative, to return to SAB the amount of Escrow Shares having a value equal to said shortfall amount. The value of the Escrow Shares to be distributed shall be based on the average daily trading price of SAB common stock on the AMEX or other trading market for the ten (10) days prior to the distribution.

(e)

Such payments with respect to this Section 4.2 are not subject to any of the limitations provided in Section 3.1(c) hereof or to the SAB Basket (as such term is defined in the Purchase Agreement).

4.3

Indemnity - SAB and BB shall (in addition to any right of indemnity by law given to the Escrow Agent) at all times severally (with SAB on the one hand and BB on the other hand being responsible for one-half (1/2) of the indemnity obligation pursuant to this Section 4.3) indemnify the Escrow Agent and its officers, directors and employees against all taxes, liabilities, damages, losses, actions, proceedings, costs, claims and demands in respect of any matter or thing performed by the Escrow Agent, its officers, directors or employees pursuant to this Escrow Agreement, other than taxes, liabilities, damages, losses, actions, proceedings, costs, claims or demands arising from the gross negligence or willful misconduct on the part of the Escrow Agent, its officers, directors and employees.  The indemnity contained herein shall survive the termination or expiration of this Escrow Agreement.

4.4

Counsel - The Escrow Agent may employ such counsel as it may reasonably require for the purpose of discharging its duties under this Escrow Agreement and the Escrow Agent may act and shall be protected in acting reasonably and in good faith on the opinion or advice of or information obtained from any such counsel in relation to any matter arising under this Escrow Agreement.

4.5

Replacement of Escrow Agent -

(a)

The Escrow Agent may resign and be discharged from all further duties under this Escrow Agreement by giving at least sixty (60) days' prior notice of its resignation in writing to each of SAB and the Shareholder Representative.

(b)

SAB and the Shareholder Representative may at any time on at least ten (10) days' prior notice in writing, signed jointly by the Authorized Person from each of SAB and the Shareholder Representative, remove the Escrow Agent.

(c)

Notwithstanding any contrary provisions herein, if the Escrow Agent has been dissolved, has become bankrupt, has gone into liquidation or has otherwise become incapable of performing its duties under this Escrow Agreement, SAB and the Shareholder Representative may forthwith jointly remove the Escrow Agent without any notice.

(d)

In the event of the resignation or removal of the Escrow Agent according to this Escrow Agreement, SAB and the Shareholder Representative shall jointly appoint a new escrow agent (the “Successor Escrow Agent”) and shall give notice of such appointment to the Escrow Agent within twenty (20) days of the resignation or removal of the Escrow Agent.  If SAB and the Shareholder Representative fail to appoint a Successor Escrow Agent within ten (10) days of the resignation or removal of the Escrow Agent, the Escrow Agent shall apply to a court of competent jurisdiction for the appointment of a Successor Escrow Agent and notify SAB and the Shareholder Representative in writing immediately.

(e)

Any corporation into which the Escrow Agent has merged or with which it has been amalgamated, or any corporation resulting from any merger or amalgamation to which the Escrow Agent is a party, or any corporation to which all or substantially all of the corporate trust business of the Escrow Agent has been transferred, shall be the Successor Escrow Agent under this Escrow Agreement, without the execution or filing of any instrument or the performance of any further act.

(f)

Any Successor Escrow Agent appointed under any provision of this Section 4.5 shall be a corporation authorized to carry on the business of a trust company in the State of Florida.

(g)

Upon the appointment of the Successor Escrow Agent under this Escrow Agreement, the Escrow Agent shall transfer the Escrow Fund to the Successor Escrow Agent and shall thereupon be released from further duties under this Escrow Agreement.

(h)

Upon its appointment, the Successor Escrow Agent shall be vested with the same powers, rights, duties and responsibilities and shall be subject to and bound by the terms of this Escrow Agreement as if it had been originally named in this Escrow Agreement as Escrow Agent, with any further assurance, conveyance, act or deed being immediately executed, at the expense of SAB and BB in the proportions set forth in Section 4.2 herein as may, in the opinion of counsel to the Successor Agent, acting reasonably, be necessary or advisable for the purpose of transferring the Escrow Fund  to the Successor Escrow Agent.

4.6

Limitation of Duties - The Escrow Agent shall have no duties or liabilities except those which are expressly set forth in this Escrow Agreement.  The Escrow Agent shall have no liability or responsibility arising under any agreement, including any agreement referred to in this Escrow Agreement, to which the Escrow Agent is not a party and shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission thereof (collectively a “Modification”) unless received by it in writing, and signed by an Authorized Person from SAB and the Shareholder Representative; provided, however, that if the duties or indemnification of the Escrow Agent herein are affected, such Modification will not be valid unless the Escrow Agent shall have given its prior written consent thereto.  Should any dispute or controversy arise concerning the Escrow Agent's duties hereunder, or should SAB and the Shareholder Representative be unable to agree upon any terms or provisions herein, the Escrow Agent reserves the right to seek the order of any court of competent jurisdiction, or if applicable, to petition any arbitrators, at the expense of SAB and BB (with SAB on the one hand and BB on the other hand being severally responsible for such expense in the proportions set forth in Section 4.2 herein).  The Escrow Agent may also deposit the Escrow Fund with a court of competent jurisdiction in the State of Florida for the Court’s disposition, whereupon this Escrow Agreement and the Escrow Agent's appointment and duties shall terminate.

ARTICLE 5

GENERAL

5.1

Time of the Essence - Time shall be of the essence in this Escrow Agreement.

5.2

Notice - Any notice or other communication or writing required or permitted to be given under this Escrow Agreement or for the purposes of this Escrow Agreement (a “Notice”) shall be in writing and shall be sufficiently given if delivered personally or by nationally recognized courier or sent by prepaid first class mail to:

(a)

if to SAB and SB:

1200 North Federal Hwy.
Suite 111-A
Boca Raton, FL 33432
Attention:  Michael Golden

with a copy, given in the manner prescribed above, to:

Bruce C. Rosetto, Esquire
Blank Rome LLP
1200 North Federal Hwy.
Suite 417
Boca Raton, FL 33432

(b)

if to BB and the Shareholder Representative:

c/o Boies, Schiller & Flexner LLP

100 SE Second Street

Suite 2800

Miami, FL 33131

Attention:  Michael Kosnitzky, Esq.

with a copy, given in the manner prescribed above, to:

Holland & Knight LLP

701 Brickell Avenue

Suite 3000

Miami, Florida 33131

Attention:  Alcides I. Avila, Esq.

(c)

if to Escrow Agent

Northern Trust, NA

700 Brickell Avenue

Miami, Florida 33131

Attn: Ron Frith, Vice President

or to such other address as the party to whom such Notice is to be given shall have last notified all of the other parties to this Escrow Agreement in the manner provided in this Section.  Any Notice so delivered by 4:00 p.m. shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the Notice shall be deemed to have been given and received on the Business Day next following the day it is so delivered.  Any Notice sent by prepaid first class mail shall be deemed to have been given and received on the fifth (5th) Business Day after the Notice is deposited with the post office in the city where the sender is situate.

5.3

Severability - Any condition hereof that is held to be inoperative, unenforceable or invalid in any jurisdiction shall be inoperative, unenforceable or invalid in that jurisdiction without affecting any other condition hereof in that jurisdiction or in any other jurisdictions, and to this end such conditions hereof are declared to be severable.

5.4

Further Assurances - Each of the parties hereto will at any time and from time to time, upon the request of another party, execute and deliver such further documents and do such further acts and things as may reasonably be requested in order to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Escrow Agreement.

5.5

No Waiver - No failure or delay on the part of any party hereto in exercising any right, power or remedy provided herein may be, or may be deemed to be, a waiver thereof; nor shall any single or partial exercise of such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right.

5.6

Amendments - This Escrow Agreement may be amended by the parties hereto at any time by a written instrument signed by each of the parties hereto.

5.7

Successors - This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

Subject to Section 4.5(e) herein, no rights herein may be assigned by any of the parties hereto without prior written consent of all the other parties.

5.8

Counterparts - This Escrow Agreement may be executed by the parties hereto by facsimile and in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

5.9

Dispute Resolution - In the event of a controversy or dispute arising between SAB or SB, on the one hand, and BB or the Shareholder Representative, on the other hand, in respect of this Escrow Agreement or performance hereunder by such above referenced parties, such controversy or dispute shall be resolved in accordance with Section 10.11 of the Purchase Agreement.

ARTICLE 6

Liquidating Trust

6.1

Covenants.  – The Liquidating Trust hereby covenants and agrees to the following:

(a)

During the period starting from which a disputed Claim is presented to an arbitrator, the number of shares held in the Escrow Fund equal to the amount of such Claim shall not be voted.

(b)

During the time that any Escrow Shares are in the Escrow Fund, if any vote is required of the holders of SAB Common Stock at a special or annual meeting, the Trustee shall, in accordance with applicable federal and state securities laws, provide notice and request instruction from the beneficiaries of the Liquidating Trust, and the Trustee shall vote the Escrow Shares based upon the written instructions of the beneficiaries of their beneficial interests in the Escrow Shares.  With respect to any Escrow Shares for which the Trustee does not receive written instructions, the Trustee shall vote such non-voted Escrow Shares in the same proportion as the Escrow Shares so voted by the beneficiaries on the proposal or matter for which a vote is required.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have duly executed this Escrow Agreement on the date and year first above-written.

SUN AMERICAN BANCORP:

By:	/s/ Michael E. Golden
Name:	Michael E. Golden
Title:	President and Chief Executive Officer

SUN AMERICAN BANK:

By:	/s/ Michael E. Golden
Name:	Michael E. Golden
Title:	President, Chief Executive Officer and Chairman

BEACH BANK:

By:	/s/ Michael Kosnitzky
Name:	Michael Kosnitzky
Title:	Chairman of the Board

/s/ Michael Kosnitzky
MICHAEL KOSNITZKY, as the Shareholder Representative

/s/ Michael Kosnitzky
MICHAEL KOSNITZKY, as the Trustee of the Liquidating Trust

ESCROW AGENT:

NORTHERN TRUST, NA

By:	/s/ Ronald G. Frith
Name:	Ronald G. Frith
Title:	Vice President

EXHIBIT A

Escrow Agent fees and expenses

•

$4,000 per year

•

$200/hour for any administrative work conducted pursuant to the Escrow Agreement